UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware		000-22117	06-1269834
(State or other jurisdiction		(Commission	(I.R.S. Employer
of incorporation)		file number)	Identification No.)

4 Landmark Square
Stamford,	Connecticut		06901
(Address of principal executive offices)			(Zip Code)

(203) 975-7110
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2022, Silgan Holdings Inc. (the “Company”), R. Philip Silver and D. Greg Horrigan entered into a Second Amended and Restated Stockholders Agreement (the “New Stockholders Agreement”). The New Stockholders Agreement amends and restates the existing Amended and Restated Stockholders Agreement, dated as of November 6, 2001, by and among the Company and Messrs. Silver and Horrigan, which replaced in its entirety that certain stockholders agreement dated as of February 14, 1997 by and among Messrs. Silver and Horrigan and the other parties thereto.

The New Stockholders Agreement amends the existing Amended and Restated Stockholders Agreement by removing the contractual right of the Group (as defined in the New Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates, family members, trusts and estates) to nominate for election all Directors of the Company so long as the Group holds an aggregate of one-half of the number of shares of common stock of the Company held by the Group in the aggregate on February 14, 1997, or 28,612,360 shares of the Company’s common stock (as adjusted for stock splits effected by the Company since such date). As of November 28, 2022, the Group held more than such number of shares of the Company’s common stock. Under the New Stockholders Agreement, the Group retains its existing contractual right to nominate one nominee for election as a Director of the Company until such time as the Group beneficially owns less than five percent (5%) of the Company’s outstanding common stock, which nominee must be either Mr. Silver or Mr. Horrigan.

The foregoing description of the New Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Stockholders Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Section 8—Other Events

Item 8.01 Other Events.

On November 28, 2022, as a result of the New Stockholders Agreement which removed the contractual right of the Group to nominate for election all directors of the Company as described under Item 1.01 above, the Board of Directors of the Company established a Nominating Committee of the Board of Directors, approved and adopted a Charter of the Nominating Committee of the Board of Directors and appointed all of the independent Directors (as defined and required by the New York Stock Exchange) of the Board of Directors of the Company as members of the Nominating Committee of the Board of Directors. Among other responsibilities, the Nominating Committee's primary responsibility will be to assist the Board of Directors of the Company in identifying qualified candidates to become nominees for the Board of Directors of the Company.

On November 28, 2022, the Company issued a press release announcing the corporate governance updates described in Item 1.01 above and this Item 8.01. A copy of the press release is filed herewith and attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Stockholders Agreement, dated as of November 28, 2022, by and among R. Philip Silver, D. Greg Horrigan and Silgan Holdings Inc.

99.1	Press Release dated November 28, 2022 announcing corporate governance updates.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General
Counsel and Secretary

Date: November 28, 2022

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